UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2016

IHEARTCOMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-09645	74-1787539
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Basse Road, Suite 100

San Antonio, Texas 78209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously announced, on March 7, 2016, iHeartCommunications, Inc. (the “Company”) initiated an action against, among others, certain holders of the Company’s senior secured indebtedness (the “Holders”), which is styled iHeartCommunications, Inc., f/k/a Clear Channel Communications, Inc. v. Benefit Street Partners LLC, et al., and is pending in the 285th Judicial District, Bexar County, Texas (the “Texas Court”), as Cause No. 2016 CI 04006 (the “Texas Litigation”). The Texas Litigation relates to the contribution (the “Contribution”) on December 3, 2015 of 100,000,000 shares of Class B common stock of Clear Channel Outdoor Holdings, Inc. (the “Shares”), from Clear Channel Holdings, Inc., one of the Company’s wholly-owned subsidiaries that is a “restricted subsidiary” under the Company’s various debt documents, to Broader Media, LLC, one of the Company’s wholly-owned subsidiaries that is an “unrestricted subsidiary” under the Company’s various debt documents. Certain of the Holders have alleged that the Contribution violated certain covenants in certain of the Company’s priority guarantee note indentures and issued notices of default on March 7, 2016 (the “Notices of Default”).

As previously disclosed, on March 9, 2016, the Company obtained a temporary restraining order from the Texas Court (i) rescinding the Notices of Default until the temporary restraining order expires pursuant to its terms or until further order of the Texas Court, and (ii) restraining and enjoining the defendants in the Texas Litigation from issuing additional notices of default on the priority guarantee notes or any other indebtedness of the Company based upon the Contribution. As a condition to obtaining the temporary restraining order from the Texas Court, the Company agreed not to sell, transfer, encumber, pledge, hypothecate or otherwise dispose of any interest in, or proceeds of, the Shares until such time as a hearing may be held for a temporary injunction. On April 4 and 5, 2016, the Texas Court held a hearing on the Company’s application for a temporary injunction. On April 6, 2016, the Texas Court ordered, on the agreement of the appearing parties, to extend the temporary restraining order until the conclusion of a trial on the merits, which the Texas Court scheduled to begin on May 16, 2016.

On May 2, 2016, the Company announced that it has entered into mediation with certain of the Holders to try to resolve the dispute and to explore possible alternatives to the terms of the Company’s existing senior secured indebtedness. The mediation is scheduled to end on May 16, 2016 or the earlier resolution of the issues.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTCOMMUNICATIONS, INC.

Date: May 2, 2016	By:	/s/ Lauren E. Dean
Lauren E. Dean
Vice President, Associate General Counsel and Assistant Secretary

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